UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2012

LAREDO PETROLEUM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Registration statement

On October 2, 2012, Laredo Petroleum Holdings, Inc. filed a Registration Statement on Form S-1 (as may be amended, the “Registration Statement”) for affiliates of Warburg Pincus LLC to sell up to 14,375,000 shares of Laredo Petroleum Holdings, Inc.’s common stock (including the underwriters’ option to purchase up to an additional 1,875,000 shares). Updated information about the “Business” of Laredo Petroleum Holdings, Inc. and its subsidiaries (collectively, the “Company” or “we”) is contained in the Registration Statement.

Executive officers and directors

Effective September 1, 2012, Rodney S. Myers, our former Senior Vice President—Permian, has transitioned into a new role as a Senior Business Advisor to Laredo.

Audit committee

As approved by our board of directors, effective November 28, 2012, Dr. Myles Scoggins, whom our board of directors has determined to be independent and financially literate, will replace Mr. James Levy as a member of the audit committee and Mr. Ed Segner will replace Mr. Bill Parker as the chairman of this committee. Upon replacement of Mr. Levy with Dr. Scoggins, we will have a fully independent audit committee and no longer rely on the phase-in rules of the SEC and New York Stock Exchange.

Derivative contracts

Subsequent to June 30, 2012, the Company entered into additional commodity contracts, with approximately $4.2 million in deferred premiums associated. The following table summarizes information about these new commodity derivative contracts. When aggregating multiple contracts, the weighted average contract price is disclosed. Our contracts currently in place provide relative certainty on a majority of our cash flows from operations through 2014 even with the general decline in natural gas prices.

	Aggregate volumes	Floor price	Ceiling price	Contract period
Natural gas (volumes in MMBtu):
Price collar	8,760,000	$3.00	$5.00	January 2013—December 2013
Price collar	11,160,000	$3.00	$5.50	January 2014—December 2014
Price collar	15,480,000	$3.00	$6.00	January 2015—December 2015

Senior secured credit facility

On August 28, 2012, the Company borrowed $50 million on the senior secured credit facility. The outstanding balance under the senior secured credit facility was approximately $50 million and we had $735 million of borrowing capacity at September 30, 2012. We anticipate borrowing an additional $50 million on our senior secured credit facility during the week of October 8, 2012.

The information set forth in this Item is not necessarily indicative of any future period and should be read together with “Risk factors,” “Forward-looking statements,” “Management’s discussion and analysis of financial condition and results of operations,” “Selected historical consolidated financial data” and our audited and unaudited consolidated financial statements and related notes included in our annual report on Form 10-K for the year ended December 31, 2011, our quarterly reports on Form 10-Q, our current reports on Form 8-K and the Registration Statement.

All statements in this Current Report on Form 8-K, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

Date: October 1, 2012	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel